Exhibit 10.4

CALLAWAY GOLF SOUTH PACIFIC PTY LTD

A subsidiary of Callaway Golf Callaway

ACN 094 768 359 ABN 26 094 768 359

CONFIDENTIAL

21 October 2009

Leighton Richards

c/o Callaway Golf South Pacific Pty Ltd.

Re:	Contract of Employment

Dear Leighton:

We are pleased to offer you employment with Callaway Golf South Pacific Pty Ltd (Callaway) in Melbourne, Australia. The terms and conditions of employment (Employment) are set out in this contract of employment (Contract), Appendices and Schedule.

1.	POSITION

(a)	You are employed as the General Manager of Callaway commencing on 19 October 2009.

(b)	You shall report to the Senior Vice President, International, Callaway Golf Company (Senior Vice President), or to another person as may be designated by the Board of Directors of Callaway, depending on Callaway’s business needs.

(c)	In accordance with the Fair Work Act 2009 (Cth) you are required to work 38 hours per week plus reasonable additional hours. Callaway’s normal operating hours are Monday through Friday, 8 am to 5 pm. You will not be paid overtime or other payments in respect of additional hours worked outside of normal working hours, and you acknowledge and agree to this. Your usual place of work is Melbourne, however you will be required to travel to other locations as may be necessary for the discharge of your duties.

2.	PROBATION

(a)	Your Employment is subject to a six month probationary period, during which time your Employment may be terminated by the Company at any time by giving you six (6) months’ notice in writing or payment in lieu of notice (Probation Period). During the Probation Period, Callaway will continually review its operational requirements and your conduct, capacity and performance.

(b)	Should your employment be terminated by Callaway during the Probation Period for other than serious misconduct or breach of this Contract by you, Callaway will provide you with executive-level outplacement services with a company mutually agreed upon between you and Callaway.

(c)	The Probation Period does not limit the operation of the statutory qualifying period of employment under the workplace relations legislation as it exists from time to time.

3.	COMPENSATION

(a)	You will be paid a Base Salary and Vehicle Allowance in accordance with Schedule 1 of this Contract (Remuneration).

(b)	Base Salary will be paid in monthly instalments in arrears into your nominated Bank, Building Society or Credit Union account. The Vehicle Allowance will be paid in accordance with Schedule 1.

(c)	An increase will be made to your Base Salary upon successful completion of the Probation Period, meaning you remain employed and continue in the General Manager role following the Probation Period.

(d)	Your performance and Remuneration will be reviewed annually by Callaway generally during the first quarter of each year. Remuneration, however, will not necessarily be changed as a result of such a review. Compensation decisions shall continue to be completely discretionary.

4.	PERFORMANCE INCENTIVES

(a)	You may be eligible for a discretionary bonus in accordance with Schedule 1. Bonuses are payable in accordance with Callaway's policies and procedures regarding bonuses as they may exist from time to time.

(b)	You will not be paid any bonus unless at the time the bonus is payable you are an employee of Callaway and neither you nor Callaway have given notice of termination of your Employment in accordance with this Contract.

5.	ABOVE AWARD PAYMENTS

(a)	Throughout your Employment with Callaway, your Employment may at various times be covered by a Modern Award. You understand and acknowledge that your Employment may not currently be covered by a Modern Award, however, your Employment may become subject to a Modern Award at a future date. You acknowledge and agree that, in circumstances where your Employment is subject to any future Modern Award, your remuneration package, including the value of cash and non-cash benefits, will be offset against any Entitlement available to you.

(b)	The term ‘Entitlement’ means any benefits available (or that become available) to you under legislation, industrial awards or certified agreements or any other industrial instrument, and includes cash and non-cash benefits.

6.	APPLICATION OF MODERN AWARDS

(a)	In light of your Remuneration, you acknowledge that:

(i)	your Employment is, or may otherwise be (but for this Contract), covered by a Modern Award;

(ii)	this Contract is an undertaking in writing to pay you an amount of earnings in relation to the performance of work during a period of 12 months or more (Undertaking); and

(iii)	by signing this Contract you agree and accept the Undertaking and agree that, by accepting the Undertaking, you are no longer bound by any Modern Award.

7.	BUSINESS RELATED EXPENSE

7.1	Reimbursement

(a)	Callaway will reimburse you for reasonable and necessary business-related expenses incurred by you in the performance of your duties, on the provision of satisfactory documentary evidence and receipts, as determined by Callaway. All business related expenses must be submitted for reimbursement monthly.

8.	SUPERANNUATION

(a)	Callaway will contribute to the qualifying superannuation fund of your choice a percentage of your Base Salary (excluding allowances, e.g., vehicle allowance) that is equal to that which Callaway is statutorily obliged to pay on your behalf. Currently, an amount equal to 9% of your Base Salary (excluding allowances) will be paid to the relevant superannuation fund on your behalf.

(b)	You should note that you may make a member contribution of your Base Salary (excluding allowances, e.g. vehicle allowance) to the superannuation fund. If you make a 5% contribution of your pre-tax Base Salary, Callaway may, at its discretion, make an additional 1% contribution. If you intend to make a member contribution, please inform the Company Financial Accountant.

9.	CALLAWAY-PROVIDED EQUIPMENT

(a)	The Company shall provide you with the equipment it deems necessary and appropriate to perform your duties, including a mobile phone, Blackberry/handheld device, and laptop computer (collectively Equipment). You agree to maintain the Equipment and protect it from damage. On provision of all documentary evidence reasonably required by Callaway, Callaway will reimburse you for the cost of mobile phone service. You acknowledge that any Equipment provided to you by Callaway is and shall remain the property of Callaway. Upon termination of your Employment, all Equipment shall be returned in good working order to Callaway.

(d)	Callaway will be responsible for the repair and/or replacement of the Equipment when necessary.

10.	DUTIES

The Employee will:

(a)	report to the Senior Vice President, or to any such person as designated by the Chairman and/or the Board;

(b)	assume and exercise the powers and perform the duties from time to time vested in or assigned to him by the Senior Vice President and/or any individual designated by, or with the authority of, the Board, and comply with all Callaway rules, regulations, policies and procedures from time to time in force;

(c)	faithfully and diligently serve Callaway, its subsidiaries and affiliates and use his best endeavours to promote their interest and welfare;

(d)	refrain from acting, or being seen to act, in conflict with Callaway’s best interests;

(e)	unless absent on leave as provided in this Contract or through illness or involuntary injury, devote the whole of his time and attention to the business of Callaway and its subsidiaries during the normal working hours of Callaway and at such other times as may be reasonably necessary;

(f)	perform those duties specific to his position as General Manager;

(g)	display the highest ethical and professional standards of service delivery and confidentiality towards Callaway and its clients.

These duties do not limit your duties of good faith or fidelity to Callaway or any other duties implied at law.

11.	ANNUAL LEAVE

(a)	You will accrue annual leave at the rate of four weeks (20 days) per year of service, to be taken at a time which is mutually convenient to both you and Callaway, and as approved in advance by the Senior Vice President or his designee.

(b)	You will be paid your Base Salary and Vehicle Allowance for all periods of annual leave.

12.	PERSONAL LEAVE

(a)	You will be entitled to ten (10) days personal leave per annum.

(b)	You will be entitled to personal leave if you are unable to perform your duties because of personal illness or injury (Sick Leave) or where you are required to care or provide support for a member of your immediate family or household because of their personal illness, injury or an unexpected emergency affecting that person (Carer’s Leave).

(c)	For Sick Leave to be paid, Callaway may direct you to provide a medical certificate supporting the absence. Callaway also maintains the discretion to request a medical certificate in respect of Carer’s Leave.

(d)	Personal leave is cumulative from year to year however, accrued personal leave will not be paid out upon termination of Employment for any reason.

13.	LONG SERVICE LEAVE

You will accrue long service leave in accordance with the Long Service Leave act 1992 (Vic) which currently provides for leave to accrue at the rate of 13 weeks for each 15 years of continuous service.

14.	EMPLOYEE WARRANTIES

In signing this Contract, you warrant that:

(a)	you have not been convicted of any criminal offences (other than as advised to Callaway in writing); and

(b)	you do not suffer from any pre-existing medical condition which, taking into account the nature of the duties involved in this role, would adversely affect your ability to perform this role (other than as advised to Callaway in writing).

15.	TERMINATION OF EMPLOYMENT

(a)	Either you or Callaway may terminate your Employment at any time by giving six (6) months' written notice, or by the payment or forfeiture of six (6) months’ pay in lieu of notice.

(b)	In the case of serious misconduct, or if you commit any serious breach of this Contract, Callaway may terminate your Employment without notice and without any payment in lieu of notice.

(c)	You agree and acknowledge that the notice payable in accordance with clause 15(a) is inclusive of any legislative entitlement to payment or compensation for termination by reason of redundancy that may otherwise be payable to you.

(d)	Regardless of which party gives notice of termination, Callaway may direct you during the notice period to complete some, all or none of your duties for all or part of the notice period.

16.	CALLAWAY’S CONFIDENTIAL INFORMATION

(a)	It is a term of your Employment that you will not, except in the proper performance of your duties, divulge or use any Confidential Information.

(b)	Confidential information is information not lawfully or properly available to the public at large including, but not limited to, technical data, trade data, trade secrets, know-how and confidential information relating to the businesses, finances, accounts, dealings, transactions, methods of operation, assets or affairs of Callaway or any related corporation of Callaway obtained during the course of your Employment. This obligation continues after termination of your Employment with Callaway.

(c)	It is a term of your Employment that you sign the Employee Invention and Confidentiality Agreement, attached as Appendix 1 to this Contract.

17.	DISCLOSURE OF OTHERS’ CONFIDENTIAL INFORMATION

It is the understanding of both Callaway and you that you shall not divulge to Callaway and/or its affiliates any confidential information or trade secrets belonging to others, including your former employers, nor shall Callaway and/or its affiliates seek to elicit from you any such information. Consistent with the foregoing, you shall not provide to Callaway and/or its affiliates, and Callaway and/or its affiliates shall not request, any documents or copies of documents containing such information. Failure to comply with this obligation by you shall be grounds for immediate termination of your Employment with Callaway.

18.	RETURN OF CALLAWAY PROPERTY

You hereby agree that all Callaway property, including, but not limited to, Equipment, corporate documents, customer information, sales manuals, sales reports, books, records and other property provided to you by Callaway and/or its affiliates during the course of Employment is and shall remain the property of Callaway and/or its affiliates. Upon termination of Employment, whether voluntary or involuntary, you shall immediately return to Callaway all property and Equipment belonging to Callaway and/or its affiliates.

19.	NON COMPETE

It is a term of your Employment that you sign the Non Compete Agreement, attached as Appendix 2 to this Contract.

20.	CALLAWAY POLICIES AND PROCEDURES

(a)	You agree to be bound by Callaway's Employee Handbook and other policies and procedures in place from time to time. In addition, you agree to be bound by Callaway Golf Company’s Code of Conduct, Policy on Avoiding Insider Trading, and other policies and procedures in place from time to time. Callaway reserves the right to vary its policies and procedures from time to time, and in the event of any such changes, Callaway will provide you with a copy of the new policy terms.

(b)	You and every manager, supervisor and employee within Callaway are responsible for applying and promoting these policies and for maintaining the highest standards of behaviour.

21.	GOVERNING LAW

This Contract shall be governed by the laws of Victoria, Australia.

22.	COMPLETE UNDERSTANDING/MODIFICATION

This Contract constitutes the complete understanding between the parties, all prior representations or agreements having been merged into this Contract. No alteration or modification to any of the provisions of this Contract shall be valid unless made in writing and signed by both parties.

23.	FURTHER INFORMATION

If you have any questions or would like further information, please contact the Senior Vice President or Callaway Golf Company’s Senior Director, International Human Resources.

24.	ACCEPTANCE AND ENCLOSURES

To accept your offer of Employment on the above terms, please sign the enclosed copy of this Contract and return it to me within seven days of the date of this Contract. If you do not accept this offer within the time period specified, this offer shall be automatically revoked at 5:00 p.m. on the seventh business day following the date of this Contract.

I welcome you to this new position at Callaway and wish you every success.

Sincerely,

Thomas T. Yang, Director

Callaway Golf South Pacific Pty Ltd. and

Senior Vice President, International,

Callaway Golf Company

I have read, understand and accept the terms of Employment with Callaway as set out in this Contract.

Dated: 2009
Leighton Richards

APPENDIX 1

EMPLOYEE INVENTION AND CONFIDENTIALITY AGREEMENT

This Employee Invention and Confidentiality Agreement (Agreement) is made effective as of             October, 2009, by and between Callaway Golf Company and/or its subsidiaries (Callaway) and Leighton Richards (Employee).

As a condition of employment by Callaway, Employee understands and agrees as follows:

1.	Confidential Information includes Callaway's trade secrets and proprietary information comprising, but not limited to, all patented, copyrighted and/or trademarked materials, lab notebooks, graphic and/or written records, manufacturing techniques, programs, processes, formulas, codes, research and development related information, non-public product information, business plans and strategies, marketing data, cost of materials data, customer lists, supplier lists, employee lists, the terms or contents of all contracts or negotiations, and third party information that Callaway has agreed to keep confidential.

2.	Employee will not, at any time, whether during or subsequent to the term of Employee's employment with Callaway, in any fashion, form, or manner, unless specifically consented to in writing by Callaway, either directly or indirectly, use for Employee's own benefit, or divulge, disclose, or communicate to any person, firm, entity or corporation, in any manner whatsoever, any Confidential Information or Invention of any kind, nature, or description concerning any matters affecting or relating to the business of Callaway, unless the party to whom the information is revealed has a need to know and is bound by a similar Callaway confidentiality agreement. The Confidential Information and Invention(s) are important material and represent confidential trade secrets, proprietary information and confidential business information of Callaway, and affect the successful conduct of Callaway's business and its good will. Any breach of any term of this paragraph is a material breach of this Agreement.

3.	Invention regardless of whether it has been patented, trademarked or copyrighted, includes, but is not limited to, any invention, design, innovation, improvement, discovery, idea, process, sources of and uses of materials, apparatus, plans, systems and computer programs, as well as all related notebooks, documentation, and all proprietary information and rights, relating to the design, manufacture, use, marketing, distribution, and management of Callaway’s products.

4.	Employee transfers and assigns to Callaway all of Employee's right, title and interest in all Inventions which Employee conceives or reduces to practice during Employee's employment with Callaway to the extent the Inventions either:

(a)	result from any work performed by Employee for Callaway, or

(b)	relate to Callaway's business or Callaway's actual or anticipated research and development.

Employee agrees to disclose to Callaway all Inventions subject to this Agreement and to help Callaway properly document its rights to such Inventions, and to assist in the preparation of any and all U.S. and/or foreign applications for patents, trademarks, copyrights and assignments to Callaway which relate to such Inventions.

5.	Employee agrees to disclose to Corporate Legal and/or the Senior Vice President any Invention:

(a)	resulting from any work performed by Employee for Callaway, or

(b)	relating to Callaway's business or Callaway's actual or anticipated research and development, which Employee develops, conceives and/or reduces to practice, either alone or with anyone else, during Employees employment and/or within one year of the termination of Employee's employment.

6.	Employee shall disclose such Inventions to Callaway, even if Employee does not believe that Employee is required under this Agreement to assign Employee's interest in such Inventions to Callaway. If Callaway and Employee disagree as to whether or not an Invention is included within the terms of this Agreement, it will be the responsibility of Employee to prove that it is not included and/or that assignment to Callaway is not required.

7.	Employee shall not divulge to Callaway any confidential information or trade secrets belonging to others, including Employee's former employers, nor shall Callaway seek to elicit from Employee any such information. Consistent with the foregoing, Employee shall not provide to Callaway, and Callaway shall not request, any documents or copies of documents containing such information.

8.	All equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondences, lists, programs, documentation, and/or other related materials acquired by Employee as a result of Employee's employment with Callaway, as well as copyrights, trademarks, and patents resulting from any work performed by Employee during the term of Employee's employment with Callaway, other written graphic records, and the like, affecting or relating to the business of Callaway, which Employee shall prepare, use, construct, observe, possess, or control, shall be and remain Callaway's sole property. In the event of termination of Employee's employment with Callaway for any reason, Employee agrees to deliver promptly to Callaway all the foregoing which are then or have been in Employee's possession or under Employee’s control, and will not take with Employee the originals or copies of Callaway's documents and/or documentation relating to Callaway's Confidential Information and/or Inventions, except with Callaway's prior written consent.

9.	Employee agrees to permit Callaway, and persons or other organizations authorized by Callaway, to use, publish and distribute advertising or sales promotional literature concerning the products of Callaway or its affiliated companies, or the machinery and equipment used in the manufacture thereof, in which Employee's name and/or pictures of Employee taken in the course of Employee's employment with Callaway, appear. Employee hereby waives and releases any claim or right Employee may otherwise have arising out of such use, publication or distribution.

10.	In the event Employee violates this Agreement, Callaway may terminate Employee's services to Callaway immediately, bring litigation in any federal or state court of competent jurisdiction to enjoin Employee's breach of this Agreement, and recover costs of such litigation, including attorneys' fees, in the event Callaway is successful in the litigation. This Agreement shall be governed by the laws of Victoria, Australia.

Executed the day first above written.

Leighton Richards

[Rev. 12/22/00]

APPENDIX 2

NON-COMPETE AGREEMENT

This Non-Compete Agreement (Agreement) is made effective as of             October, 2009, by and between Callaway Golf South Pacific Pty Ltd (Callaway) and Leighton Richards (Employee).

As a condition of employment by Callaway, Employee understands and agrees as follows:

1.	Definitions

For this purpose of this Agreement, the following Definitions apply:

“engage or be involved in” includes by direct or indirect involvement as a principal, agent, partner, employee, shareholder, unit holder, director, trustee, beneficiary, manager, contractor, adviser, consultant or financier.

“Associated Companies” includes Callaway Golf Company and its subsidiaries, affiliates or related bodies corporate.

“Business” means designing, manufacturing and selling golf equipment.

2.	Customer and Client Relationships

Employee acknowledges that Employee has been placed in a position with Callaway whereby Employee has established or will establish personal contact and relationships with customers, clients and persons in the habit of dealing with Callaway and/or its Associated Companies and that these relationships form part of the goodwill of Callaway and/or its Associated Companies and are of great value to Callaway, and/or its Associated Companies.

3.	Duty not to Compete

Employee will not, during the course of the Employment, without the prior written approval of Callaway, undertake any appointment, position or work that:

(a) results in the Employee competing with Callaway and/or Associated Companies;

(b) otherwise adversely affects Callaway and/or Associated Companies; or

(c) hinders the Employee's performance of duties owed to Callaway.

4.	Prohibited Activity

For the period set out in clause 5 and within the area set out in clause 6, the Employee must not, in competition with the Business of Callaway or Associated Companies, without first obtaining the written consent of Callaway:

(a) solicit or compete for the custom of or engage or be involved in any business with any person, firm or corporation who or which was a customer or client of Callaway at the time during the 12 months preceding the termination of the employment with Callaway; or

(b) engage or be involved in any capacity in any entity, firm or corporation which competes with the business of Callaway or Associated Companies.

5.	Period of Restraint

Starting the first day following your last day of notice, the period referred to in clause 3 will be:

(a) 12 months;

(b) 9 months;

(c) 6 months; or

(d) 3 months.

6.	Geographic Area of Restraint

The area referred to in clause 3 will be:

(a) Australia and New Zealand;

(b) Australia;

(c) Victoria, Queensland and New South Wales; or

(d) Victoria.

7.	Clauses are Severable

Clauses 5 and 6 will be construed and have effect as if they are a number of separate sub-clauses which result from combining each such combination with each sub-paragraph of clause 5 and combining each such combination with each sub-paragraph of clause 6. Each resulting sub-clause is severable from each other resulting sub-clause. Employee acknowledges that Employee intends that each such sub-clause will be binding upon Employee and that it will be construed to have the maximum enforceable effect.

8.	Enforceability

Each restraint, covenant and combination of restraint and covenant contained in this Agreement is regarded by the parties as separate, distinct and severable so that the unenforceability of any restraint or covenant or combination of any restraint or covenant will in no way affect the enforceability of the other restraints or covenants.

9.	Solicitation of Callaway's Employees

Employee shall not cause or induce, or attempt to cause or induce, any person now or hereafter employed by Callaway or Associated Companies to terminate such employment while employed by Callaway and for a period of one year thereafter.

10.	Acknowledgement by Employee

Employee acknowledges that the covenants in respect of restraint of trade contained in this clause are fair and reasonable and that Callaway is relying upon this acknowledgement in entering into this Agreement.

In the event Employee violates this Agreement, Callaway may terminate Employee's services to Callaway immediately, bring litigation in any federal or state court of competent jurisdiction to enjoin Employee's breach of this Agreement, and recover costs of such litigation, including legal fees, in the event Callaway is successful in the litigation. This Agreement shall be governed by the laws of Victoria, Australia.

Executed the day first above written.

Leighton Richards

[Rev. 12/22/00]

Schedule 1

1.	Position Title

General Manager, Callaway Golf South Pacific Pty Ltd, subject to successful completion of the Probation Period set forth in Clause 2 of the Contract.

2.	Reporting

You will report to the Board of Directors, by way of Thomas Yang, Director, Callaway Golf South Pacific Pty Ltd., and Senior Vice President, International, Callaway Golf Company, or as may be designated by the Board.

3.	Base Salary

(a)	The Base Salary is AU$200,000.

(b)	An increase will be made to the Base Salary upon successful completion of the Probation Period.

4.	Vehicle Allowance

The Vehicle Allowance shall be paid in accordance with current Callaway policy, and you shall track mileage or any other requirements in accordance with Callaway policy, as such policy may be modified from time to time.

5.	Annual Bonus

Callaway shall provide you an opportunity to earn an annual bonus based upon participation in Callaway’s applicable bonus plan as it may or may not exist from time to time. The bonus target percentage is thirty percent (30%) of your annual Base Salary. Any annual bonus earned pursuant to an applicable bonus plan shall be payable in the first quarter of the following year. You acknowledge and agree that any bonus that Callaway may choose to pay, or not to pay, is completely discretionary, and that there may be times when no bonus is paid. You will not be paid any bonus unless you are an employee of Callaway and have not received notice, nor given notice, as of the date of payment of such bonus. The amount of any bonus paid to you by Callaway will be inclusive of any superannuation that may be payable on that bonus from time to time.

CALLAWAY GOLF SOUTH PACIFIC PTY LTD

A subsidiary of Callaway Golf Callaway

ACN 094 768 359 ABN 26 094 768 359

CONFIDENTIAL

06 November 2009

Leighton Richards

c/o Callaway Golf South Pacific Pty Ltd.

Re: First Amendment to Contract of Employment

Dear Leighton:

This First Amendment to Contract of Employment is entered into effective 06 November 2009 between Leighton Richards and Callaway Golf South Pacific Pty Ltd (Callaway) and amends the terms and conditions of the Contract of Employment entered into between the parties as of 21 October 2009 (Contract), as follows:

Schedule 1, Clause 5, “Annual Bonus,” is amended as set forth in the attached “Schedule 1,” and supersedes and replaces Clause 5 of the Contract in its entirety.

But for the amendment contained herein, and any other written amendments properly executed by the parties, the Contract shall otherwise remain unchanged.

The parties have executed this First Amendment to Contract of Employment effective 06 November 2009.

Sincerely,

Thomas T. Yang, Director

Callaway Golf South Pacific Pty Ltd. and

Senior Vice President, International,

Callaway Golf Company

I have read, understand and accept the terms of this First Amendment to Contract of Employment with Callaway.

Leighton Richards

1

Schedule 1 (Rev. as to Clause 5 effective 06 November 2009)

1.	Position Title

General Manager, Callaway Golf South Pacific Pty Ltd, subject to successful completion of the Probation Period set forth in Clause 2 of the Contract.

2.	Reporting

You will report to the Board of Directors, by way of Thomas Yang, Director, Callaway Golf South Pacific Pty Ltd., and Senior Vice President, International, Callaway Golf Company, or as may be designated by the Board.

3.	Base Salary

(a)	The Base Salary is AU$200,000.

(b)	An increase will be made to the Base Salary upon successful completion of the Probation Period.

4.	Vehicle Allowance

The Vehicle Allowance shall be paid in accordance with current Callaway policy, and you shall track mileage or any other requirements in accordance with Callaway policy, as such policy may be modified from time to time.

5.	Annual Bonus

Callaway shall provide you an opportunity to earn an annual bonus based upon participation in Callaway’s applicable bonus plan as it may or may not exist from time to time. The bonus target percentage is thirty percent (30%) of your annual Base Salary. Any annual bonus earned pursuant to an applicable bonus plan shall be payable in the first quarter of the following year. You acknowledge and agree that any bonus that Callaway may choose to pay, or not to pay, is completely discretionary, and that there may be times when no bonus is paid. You will not be paid any bonus unless you are an employee of Callaway and have not received notice, nor given notice, as of the date of payment of such bonus. The amount of any bonus paid to you by Callaway will be inclusive of any superannuation that may be payable on that bonus from time to time.

2

CALLAWAY GOLF SOUTH PACIFIC PTY LTD

A subsidiary of Callaway Golf Callaway

ACN 094 768 359 ABN 26 094 768 359

CONFIDENTIAL

Leighton Richards

c/o Callaway Golf South Pacific Pty Ltd.

Re: Second Amendment to Contract of Employment

Dear Leighton:

This Second Amendment to Contract of Employment is entered into as of 01 March 2011 between you and Callaway Golf South Pacific Pty Ltd (“Callaway”) and amends the terms and conditions of the Contract of Employment entered into between the parties as of 21 October 2009, as amended 06 November 2009 (collectively, the “Contract”), as follows:

Schedule 1, Clause 3, “Base Salary,” is amended as set forth in the attached “Schedule 1,” which supersedes and replaces Schedule 1 of the Contract in its entirety.

But for the amendment contained herein, and any other written amendments properly executed by the parties, the Contract shall otherwise remain unchanged.

Sincerely,

Mark Nechita for

Thomas T. Yang, Director

Callaway Golf South Pacific Pty Ltd. and

Senior Vice President, International,

Callaway Golf Company

I have read, understand and accept the terms of this Second Amendment to Contract of Employment with Callaway.

Leighton Richards

Dated:

1

Schedule 1 (Rev. as to Clause 3 per Second Amendment to Contract of Employment)

1.	Position Title

General Manager, Callaway Golf South Pacific Pty Ltd, subject to successful completion of the Probation Period set forth in Clause 2 of the Contract.

2.	Reporting

You will report to the Board of Directors, by way of Thomas Yang, Director, Callaway Golf South Pacific Pty Ltd., and Senior Vice President, International, Callaway Golf Company, or as may be designated by the Board.

3.	Base Salary

Effective 01 March 2011, the Base Salary is AU$265,000 (prorated for any partial years of employment).

4.	Vehicle Allowance

The Vehicle Allowance shall be paid in accordance with current Callaway policy, and you shall track mileage or any other requirements in accordance with Callaway policy, as such policy may be modified from time to time.

5.	Annual Bonus

Callaway shall provide you an opportunity to earn an annual bonus based upon participation in Callaway’s applicable bonus plan as it may or may not exist from time to time. The bonus target percentage is thirty percent (30%) of your annual Base Salary. Any annual bonus earned pursuant to an applicable bonus plan shall be payable in the first quarter of the following year. You acknowledge and agree that any bonus that Callaway may choose to pay, or not to pay, is completely discretionary, and that there may be times when no bonus is paid. You will not be paid any bonus unless you are an employee of Callaway and have not received notice, nor given notice, as of the date of payment of such bonus. The amount of any bonus paid to you by Callaway will be inclusive of any superannuation that may be payable on that bonus from time to time.

2

CALLAWAY GOLF SOUTH PACIFIC PTY LTD

A subsidiary of Callaway Golf Company

ACN 094 768 359 ABN 26 094 768 359

CONFIDENTIAL

Leighton Richards

c/o Callaway Golf South Pacific Pty Ltd.

Re: Third Amendment to Contract of Employment / Effective 01 August 2011

Dear Leighton:

This Third Amendment to Contract of Employment (“Third Amendment”) is entered into as of 01 August 2011 between you and Callaway Golf South Pacific Pty Ltd (“Callaway”) pursuant to Clause 22 of the Contract of Employment entered into between the parties as of 21 October 2009, as amended 06 November 2009 and 01 March 2011 (collectively, the “Contract”), and amends the terms and conditions of the Contract as follows:

1. Global Change. Throughout the Contract, references to “General Manager” shall be changed to “Managing Director, Southeast Asia and South Pacific”.

2. Termination of Employment. Clause 15 of the Contract is amended to read as follows:

(a)	“Either you or Callaway may terminate your Employment at any time by giving nine (9) months' written notice, or by the payment or forfeiture of nine (9) months' pay in lieu of notice.

(b)	In the case of serious misconduct, or if you commit any serious breach of this Contract, Callaway may terminate your Employment without notice and without any payment in lieu of notice.

(c)	You agree and acknowledge that the notice payable in accordance with clause 15(a) is inclusive of any legislative entitlement to payment or compensation for termination by reason of redundancy that may otherwise be payable to you.

(d)	Regardless of which party gives notice of termination, Callaway may direct you during the notice period to complete some, all or none of your duties for all or part of the notice period.

(e)	Upon termination of this Contract, you agree to resign as a director of Callaway, as well as from any other positions you may hold at Callaway, and as a director or officer of any affiliate of Callaway.”

3. Appendix 2. Appendix 2, Clause 6, to the Contract is amended to read as follows:

6.	“Geographic Area of Restraint

The area referred to in clause 3 will be:

(a)	Australia, New Zealand, Singapore, Malaysia, Thailand and India;

(b)	Australia, New Zealand and India;

(c)	Australia and New Zealand;

(d)	Australia;

Leighton Richards

c/o Callaway Golf South Pacific Pty Ltd.

Third Amendment to Contract of Employment / Effective 01 August 2011

(e)	Victoria, Queensland and New South Wales; or

(f)	Victoria.”

4. Schedule 1. Schedule 1 to the Contract is superseded and replaced in its entirety with the Schedule 1 attached to this Third Amendment.

5. Counterparts/Signature. This Third Amendment may be signed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or electronic signature shall be deemed to have the same force and effect as an original signature.

6. But for the amendments contained herein, and any other written amendments properly executed by the parties, the Contract shall otherwise remain unchanged.

Sincerely,

Bradley J. Holiday, Director

Callaway Golf South Pacific Pty Ltd.

I have read, understand and accept the terms of this Third Amendment to Contract of Employment with Callaway.

Leighton Richards

Dated:

Attachment: Schedule 1

Schedule 1

(Revised per Third Amendment to Contract of Employment effective 01 August 2011)

1.	Position Title

Managing Director, Southeast Asia and South Pacific, Callaway Golf South Pacific Pty Ltd (“Callaway”).

2.	Reporting

You will report to the Board of Directors of Callaway, which has provided that your direct report relationship shall be to the President and Chief Executive Officer of Callaway Golf Company, or as may be otherwise designated by the Board of Callaway (by way of members other than yourself).

3.	Base Salary

The Base Salary is AU$280,000 (prorated for any partial years of employment).

4.	Vehicle Allowance

The Vehicle Allowance shall be paid in accordance with current Callaway policy, and you shall track mileage or any other requirements in accordance with Callaway policy, as such policy may be modified from time to time.

5.	Annual Bonus

Callaway shall provide you an opportunity to earn an annual bonus based upon participation in Callaway’s applicable bonus plan as it may or may not exist from time to time. The bonus target percentage is thirty percent (30%) of your annual Base Salary. Any annual bonus earned pursuant to an applicable bonus plan shall be payable in the first quarter of the following year. You acknowledge and agree that any bonus that Callaway may choose to pay, or not to pay, is completely discretionary, and that there may be times when no bonus is paid. You will not be paid any bonus unless you are an employee of Callaway and have not received notice, nor given notice, as of the date of payment of such bonus. The amount of any bonus paid to you by Callaway will be inclusive of any superannuation that may be payable on that bonus from time to time.